                                                                    Exhibit 10.5
                        FORM OF UNFUNDED PROMISES TO PAY
                            Dated February 13, 1998

                              AETNA HOLDINGS, INC.
                             24331 Sherwood Avenue
                        Centerline, Michigan 48015-0067

                               February 13, 1998






            RE: AETNA HOLDINGS, INC. - DEFERRED OBLIGATIONS

Dear [__________]:

     Pursuant to our letter to you dated August 9, 1996, you received a mix of consideration for your then outstanding options under the MS Acquisition Corp. Executive Stock Option Plan. Part of such mix of consideration included an unfunded, unsecured promise by Aetna Holdings, Inc. ("Holdings") to pay you $[ ] on or about August 13, 2007, plus interest (the "Deferred Obligations"). Payment of such amounts are subject to the same terms and conditions as are applicable to the payment of principal and interest under the junior subordinated promissory notes due 2007 of Holdings (the "Notes"). Pursuant to the Notes, in lieu of the payment of interest in cash, interest may be paid by the issuance of additional Notes of like tenor. The current amounts Holdings is obligated to pay under the Deferred Obligations are as follows:


                                                 PREPAYMENT        REMAINING
         DESCRIPTION                          PRINCIPAL AMOUNT  PRINCIPAL AMOUNT  TOTAL
-------------------------------------         ----------------  ----------------  -----
Original Deferred Obligations........          $                 $                 $

February 13, 1998 Interest...........

Total as of February 13, 1998........          $                 $                 $

     If you have any questions or comments regarding the above, please feel free to contact me.

                                                Very truly yours,

                                                AETNA HOLDINGS, INC.



                                                By: _______________________
                                                Name: Harold A. Brown
                                                Its:  Vice President, Finance